AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON JUNE 7, 2000

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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
      [__] Preliminary Proxy Statement
      [__] Confidential, For Use of the Commission Only (as permitted by Rule
           14a-6 (e) (2))
      [__] Definitive Proxy Statement
      [X ] Definitive Additional Materials
      [__] Soliciting Material Under Rule 14a-12

                               DEXTER CORPORATION

--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.

--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

      [X] No fee required.
      [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
          0-11.

         1) Title of each class of securities to which transaction applies:



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         2)       Aggregate number of securities to which transaction applies:



                  -------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



                  -------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:



                  -------------------------------------------------------------

NY2:\875649\01\54104.0016

         5)       Total fee paid:



                  -------------------------------------------------------------


     [_] Fee paid previously with preliminary materials:


                  -------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount previously paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:


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

FOR IMMEDIATE RELEASE               CONTACT:
Wednesday, June 7, 2000             Edward G. Novotny & Associates, Inc.
                                    (212) 490-2065/2977



                  INTERNATIONAL SPECIALTY PRODUCTS SENDS LETTER
                  ---------------------------------------------
                   TO BOARD OF DIRECTORS OF DEXTER CORPORATION
                   -------------------------------------------


     WAYNE, NJ - International Specialty Products Inc. (NYSE - "ISP") has sent the following letter to the Board of Directors of Dexter Corporation (NYSE - "DEX"):

June 7, 2000


Dear Dexter Board Member:

     We have been trying for sometime now to obtain certain basic tax/financial information as part of ISP's current effort to resolve the discrepancy in Dexter's statements that a separation of Life Technologies and Dexter's chemical businesses could result in a "potentially enormous tax cost" (p. 6, Dexter's definitive proxy statement) and other statements made by Dexter to ourselves and the Company's shareholders. Unfortunately, we seem to be getting the runaround, and I just do not understand why the simplest things become so difficult when dealing with Dexter's senior management.

     Just most recently, for example, you should know that we have been given every excuse in the book for not having been provided the information - we already have the information, Dexter doesn't have the information but it's working on it, Dexter has the information and plans to schedule a conference call with us today (that was Monday, then Tuesday, and now Wednesday), Dexter's tax director can't have the call without his lawyer and investment banker being


NY2:\919795\01\54104.0016
on the phone, Dexter is very busy, Dexter's tax director is currently unavailable, etc.

     I am sorry to have to write to you as a Dexter Board member about the disclosure of such basic information, which we believe to be in everyone's best interest, but we are now absolutely convinced that Dexter's senior management has lost all objectivity so that it is either unable or unwilling (and probably both) to conduct themselves in a responsible and constructive manner.

     Thank you for your cooperation in this matter.

Sincerely,

/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.


                                     * * * *

     International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

     ISP HAS FILED A FINAL, DEFINITIVE PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT HAS BEEN MAILED TO ALL OWNERS OF DEXTER COMMON STOCK AS OF THE MAY 15 RECORD DATE AND IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. DEXTER SHAREHOLDERS MAY ALSO OBTAIN THE PROXY STATEMENT FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834.

     This press release may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.



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